Exhibit 99.1

	Q1 FY 2013
	Net Sales	Gross Profit
Aviation Services	398.2	61.4
Technology Products	152.3	28.9
AAR consolidated	550.5	90.3

	Net Sales					Gross Profit

	2012					2012
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Aviation Services	396.2	376.8	373.3	389.7	1,536.0	62.7	64.1	58.4	52.1	237.3
Technology Products	89.3	105.2	160.9	173.6	529.0	13.0	14.5	28.5	25.3	81.3
AAR consolidated	485.5	482.0	534.2	563.3	2,065.0	75.7	78.6	86.9	77.4	318.6

	2011					2011
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Aviation Services	307.0	342.1	367.5	381.6	1,398.2	52.7	55.3	62.8	64.7	235.5
Technology Products	105.2	105.0	90.5	106.2	406.9	18.2	18.9	16.0	18.5	71.6
AAR consolidated	412.2	447.1	458.0	487.8	1,805.1	70.9	74.2	78.8	83.2	307.1

	2010					2010
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Aviation Services	219.8	205.9	192.6	255.5	873.8	33.3	37.9	32.6	44.0	147.8
Technology Products	121.7	122.8	117.0	116.9	478.4	20.7	26.0	26.3	22.7	95.7
AAR consolidated	341.5	328.7	309.6	372.4	1,352.2	54.0	63.9	58.9	66.7	243.5

Assets

	May 31
	2012	2011	2010
Aviation Services	1,360.1	1,236.0	1,044.0
Technology Products	675.4	326.8	306.4
Corporate	160.2	140.9	149.8
AAR consolidated	2,195.7	1,703.7	1,500.2

Capital Expenditures

	May 31
	2012	2011	2010
Aviation Services	77.5	115.7	14.0
Technology Products	12.3	6.0	12.9
Corporate	1.4	3.2	2.0
AAR consolidated	91.2	124.9	28.9

Depreciation and Amortization

	May 31
	2012	2011	2010
Aviation Services	60.9	45.2	24.1
Technology Products	14.9	9.2	10.9
Corporate	4.5	4.9	3.9
AAR consolidated	80.3	59.3	38.9

Governmental Net Sales  *

	May 31
	2012	2011	2010
Aviation Services	534.9	540.3	183.3
Technology Products	353.6	352.8	424.0
AAR consolidated	888.5	893.1	607.3

*  Represents net sales to U.S. Department of Defense, other U.S. government agencies and their contractors.